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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                  FORM 8 - K

                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

     Date of Report (Date of Earliest Event Reported):  February 12, 2001

                               ONI Systems Corp.
                               -----------------
            (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
                                   --------
                (State or Other Jurisdiction of Incorporation)


          000-30633                                  77046-9657
          ---------                                  ----------
  (Commission File Number)               (IRS Employer Identification No.)


           166 Baypointe Parkway, San Jose, California    95134-1621
           ---------------------------------------------  ----------
            (Address of Principal Executive Offices)      (Zip Code)


                                (408) 965-2600
                                --------------
             (Registrant's Telephone Number, Including Area Code)


                                Not Applicable
                                --------------
         (Former Name or Former Address, if Changed Since Last Report)
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Item 5:  Other Events.

     On February 12, 2001, ONI Systems Corp. entered into an agreement with Finisar Corporation, a Delaware corporation, to acquire certain technology and other assets associated with Finisar's Opticity product line for $30 million in cash and $20 million in shares of Common Stock of ONI Systems Corp., calculated based on the average price of the Common Stock for the ten trading days prior to closing. Cash payments totaling $25 million will be made upon the timely completion of certain mutually agreed deliverables, due after the transaction closes. The transaction is expected to close during the first calendar quarter of 2001 and will be accounted for by ONI Systems Corp. using the purchase method of accounting. ONI Systems Corp. granted piggyback and Form S-3 registration rights to Finisar Corporation for the shares issued in connection with the transaction. The source of the funds for the transaction was working capital.



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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   February 13, 2001

                                   ONI SYSTEMS CORP.

                              By:  /s/ Michael A. Dillon
                                   ---------------------
                                   Michael A. Dillon
                                   Vice President, General Counsel and Secretary



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                                 EXHIBIT INDEX


Exhibit
-------

99.01 Press Release titled "ONI Systems Targets Optical Edge with Acquisition of Technology from Finisar Corporation".